Exhibit 10.2

CONSULTING AGREEMENT

This agreement is to begin of the 1st day of February 2022, by and between AMT Ag Consulting, LLC (CONSULTANT) and Limoneira Company (CLIENT). It is mutually agreed that:

1.	CONSULTANT is deemed an independent contractor and is in no way to be considered an employee of CLIENT or receive any employee benefits from CLIENT.

2.	CONSULTANT is responsible for conducting any consulting activities as requested by CLIENT. CLIENT will designate a primary person for CONSULTANT to work with for the management of these services. Consulting will include but not be limited to the Windfall Farms wine-grape operation, South American operations, and Global Sourcing opportunities.

3.	CONSULTANT will indemnify and hold harmless CLIENT and its personnel from and against all claims, damages, losses, and expenses, arising out of or resulting from the performance of the services provided, including personal injuries.

4.	CLIENT will indemnify and hold harmless CONSULTANT and its personnel from and against all claims, damages, losses, and expenses, arising out of or resulting from the performance of CONSULTANT as herein described, including personal injuries.

5.	CLIENT understands that CONSULTANT is not an attorney or legal advisor, and that nothing the CONSULTANT does, infers, or communicates is to be construed as legal advice nor a warranty for compliance with all laws, regulations, codes, or standards.

6.	CONSULTANT will provide consulting, training, and other related services to CLIENT in return for a fee. Professional time shall be billed monthly at an hourly rate of $225. Any services performed at the office of the CLIENT shall be billed for a minimum of one hour.

7.	Training sessions may involve additional hours of preparation time, depending upon the subject matter and the level of customization needed. This includes research, and preparation of the training curriculum or materials. It may also include needs assessments or other types of activities to determine how to most effectively achieve the learning objectives. CLIENT will be invoiced for all hours of preparation time.

8.	Invoices for services performed will be mailed to CLIENT once monthly on the first day of each month and are due and payable within 10 days of receipt.

9.	This contract is not for any specific period of time and may be terminated by either party at any time or changed at any time upon mutual agreement of both parties.

CONSULTANT		CLIENT

Date:	1/12/2022	Date:	1/12/2022

/s/ Alex Teague		/s/ Harold S. Edwards
(Signature)		(Signature

Alex Teague		Harold S. Edwards – CEO
(Name)		(Name and title)

AMT Ag Consulting, LLC

952 Concord Avenue

Ventura, CA 93004

W-9 will be provided with initial invoice

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